SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2003

UWHARRIE CAPITAL CORP

(Exact name of Registrant as specified in its charter)

North Carolina	33-58882	56-1814206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

134 North First Street, Albemarle, North Carolina 28001

(Address of principal executive offices)

Registrant’s telephone number, including area code (704) 982-4415

Not Applicable

(Former address of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

On April 10, 2003, the Registrant’s wholly-owned subsidiary, Cabarrus Bank & Trust Company, Concord, North Carolina (“Cabarrus”), received its license for deposit insurance from the Federal Deposit Insurance Corporation and permission to operate as a state-chartered commercial bank by the North Carolina Commissioner of Banks. Further, on April 10, 2003, Cabarrus purchased the two Cabarrus County branches of Bank of Stanly, Albemarle, North Carolina (“Stanly”), also a wholly-owned subsidiary of the Registrant, to be its initial banking offices. Cabarrus will commence business as a newly chartered bank on Friday, April 11, 2003. The Registrant is now the holding company for three community banks, Cabarrus, Stanly, and Anson Bank & Trust Company, Wadesboro, North Carolina.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ ROGER L. DICK
Roger L. Dick Chief Executive Officer

Dated: April 10, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press release dated April 10, 2003 regarding Cabarrus Bank & Trust Company opening.

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